SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    June 20, 2006

ADSERO CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-31040	65-0602729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Nobel Street, Sainte Julie, Quebec (Address of principal executive offices)	J3E 1Z8 (Zip Code)

(450) 922-5689

(Registrant’s telephone number, including area code)

_____________________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2006 our subsidiaries Teckn-O-Laser Global Company (“TOLG”) and Tecknolaser USA, Inc. (“TOLU”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Turbon International, Inc. (“Turbon”). Pursuant to the Purchase Agreement, TOLG and TOLU, hereinafter singly referred to as “Seller” and collectively referred to as “Sellers”, agreed to sell to Turbon certain assets of Sellers (the “Acquired Assets”) used or useful in the operation of the segment of Sellers’ businesses (the “Designated Business”) that sells and distributes laser cartridges and other related imaging consumables (collectively the “Products”) to certain original equipment manufacturers, contract manufacturers, dealers, remanufacturers, wholesalers, buying groups, dealer networks and retailers. The Acquired Assets consist of certain tangible property (“Tangible Property”), inventory (“Inventory”) and assumed contracts (“Assumed Contracts”) of Sellers.

As consideration for the Acquired Assets and the Licensed Rights (as defined below), Turbon will pay Sellers an amount equal to the fair value, as determined by Turbon and agreed to by Sellers, of the Inventory and Tangible Property, as of the closing date plus $1,000,000 which will be allocated to the customer lists comprising part of the Acquired Assets (collectively, the “Purchase Price”). The amount of the Purchase Price will not be determinable prior to Closing. The Purchase Price, less the outstanding balance due to Turbon under an outstanding credit line between us and Turbon as of the closing date, will be paid to Sellers at closing. The present balance due to Turbon by us under the credit line is approximately $2,700,000.

An estimate of Turbon’s determination of the fair value of the Inventory and Tangible Property must be delivered by Turbon to Sellers at least one but not more than three business days prior to the closing date. The parties will negotiate in good faith any objection which Sellers may have with Turbon’s determination of fair value provided that if not otherwise resolved, Turbon and Sellers will each have the right to terminate the Purchase Agreement on twenty-four (24) hours prior written notice.

The Purchase Price is subject to a potential post closing adjustment based upon the net revenue of Turbon attributable to the Acquired Assets during the twelve month period immediately following the closing date (the “Period Revenue”). To the extent the Period Revenue is between $13,875,000 and $16,125,000 no Purchase Price adjustment will be made. In the event Period Revenue is less than $13,875,000, the Purchase Price will be adjusted downward by an amount equal to the product of 10% multiplied by the difference between Period Revenue and $15,000,000 up to a maximum downward adjustment of $500,000. In the event Period Revenue is greater than $16,125,000, the Purchase Price will be adjusted upward by an amount equal to the product of 10% multiplied by the difference between Period Revenue and $15,000,000 up to a maximum upward adjustment of $500,000. The amount of any such upward adjustment to the Purchase Price will be paid by way of a set-off against the then-outstanding balance due to Turbon under its outstanding term loan with us. The present balance due under the term loan is $2,800,000. If no amounts are then-outstanding under the term loan, Turbon will pay the adjustment amount to the Seller.

In the event that any Seller disagrees with the amount of any Purchase Price adjustment determined by Turbon, the parties will negotiate in good faith a resolution of any such disagreement. If the parties are unable to resolve such disagreement within ten days after commencement of such negotiations, then the disagreement will be submitted to an independent public accounting firm for purposes of determining the amount of the Purchase Price adjustment.

As additional consideration for Turbon’s agreement to purchase the Acquired Assets and pay the Purchase Price, each of the Sellers, Adsero and Yvon Leveille and Alain Lachambre have agreed to the noncompetition provisions of the Purchase Agreement which limits their respective abilities to sell Products to certain Product resellers for a period of three years from closing.

The obligations of the respective parties to the Purchase Agreement are subject to satisfaction or waiver of customary closing conditions (the “Closing Conditions”) as well as Sellers’ delivery of consents to the transaction from Barrington Bank International Limited and National Bank of Canada and releases of such banks’ security interests in the Acquired Assets.

The Purchase Agreement may be terminated at any time prior to closing as follows:

•	by the mutual consent of the parties;
•	by either party, in the event that the closing does not occur at or before 5:00 p.m. New York time, on July 31, 2006;
•	by either party upon twenty-four(24) hours prior written notice if the parties fail to reach agreement on inventory valuation; or
•	by the non-breaching party for the other party’s uncured breach of representations, warranties, convenants or other agreements contained in the Purchase Agreement.

The closing of the transaction contemplated in the Purchase Agreement is tentatively scheduled for July 7, 2006 but may take place on such other date as the parties may agree upon in writing. Simultaneously, with the closing of the Purchase Agreement, Turbon and TOLG will enter into a Supply Agreement and Trademark License Agreement in the forms attached as Exhibits C and D, respectively, to the Purchase Agreement. Pursuant to the Supply Agreement, unless otherwise agreed to in writing by Turbon, TOLG will exclusively purchase from Turbon its requirements for Products, or substantially similar products, to be sold to its customers provided that such Products comply with the specification, price, technology, and delivery standards set forth in the Supply Agreement. Pursuant to the Trademark License Agreement, TOLG will grant Turbon a worldwide, royalty free, exclusive license (the “Licensed Rights”) to use certain common law and registered trademarks and tradenames in connection with the sale of the Products.

ITEM 8.01	OTHER EVENTS

In June 2006 we have received an OTCBB delinquency notice from the NASD advising that we have been delinquent on two separate occasions with respect to our obligation to file reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 as such relates to our filings for periods on or after October 1, 2005. If we do not file required reports by their due date (including applicable extensions) three times in any applicable two year period we will be subject to delisting from the NASD OTCBB and will be ineligible for quotations on the OTCBB for a period of one year. We intend to make our future filings in a timely fashion and avoid delisting.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of the Report are as follows:

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of June 20, 2006 by and among Teckn-O-Laser Global Company, Tecknolaser USA, Inc. and Turbon International Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADSERO CORP.

Dated:	June 21, 2006	By:	/s/ William Smith
			Name:	William Smith
			Title:	Secretary, Treasurer, Chief Financial Officer